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EXHIBIT 10.5


                        RESTRICTED STOCK GRANT AGREEMENT

        THIS RESTRICTED STOCK GRANT AGREEMENT (this "AGREEMENT") is effective as of August 22, 2005, by and between Docucorp International, Inc., a Delaware corporation (together with its parent and subsidiary corporations, the "COMPANY"), and ("GRANTEE").

                                    RECITALS

        WHEREAS, the Company wishes to grant and issue restricted stock of XXX shares (the "SHARES") of common stock, par value $0.01 per share, of the Company to Grantee pursuant and subject to and in accordance with the terms and conditions of that certain 1997 Equity Compensation Plan of the Company (the "PLAN") and this Agreement, for and in consideration of services rendered by Grantee to the Company, to provide incentive to Grantee to remain employed by the Company and to contribute to the growth of the Company; and

                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the foregoing premises and the agreements, representations, warranties, and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan and this Agreement, for and in consideration of services rendered by Grantee to the Company and other good and valuable consideration, the Company shall grant and issue to Grantee, and Grantee shall accept from the Company, a restricted stock grant of the Shares pursuant to and in accordance with the Plan and this Agreement effective as of the date hereof (the "DATE OF GRANT"). Any and all capitalized terms used herein and not otherwise defined herein shall have the meaning(s) assigned to such term(s) in the Plan.

        2.      RESTRICTIONS ON VESTING AND DISPOSITION.

                (a) REQUIREMENT OF EMPLOYMENT. Except as otherwise expressly provided by Section 2(b) of this Agreement, if Grantee ceases to be Employed by the Company (as defined in the Plan) on a full-time basis for any reason or no reason at any time from 8:00 A.M., Dallas, Texas time on the Date of Grant until 5:00 P.M., Dallas, Texas time on August 22, 2010 (the "RESTRICTION PERIOD"), this Agreement shall immediately terminate as to any and all Shares still subject to any restriction(s) set forth in the Plan and/or this Agreement and Grantee shall immediately (i) forfeit all right, title, and interest in and to such Shares and (ii) return such forfeited Shares (and any and all certificate(s) representing and evidencing such forfeited Shares) to the Company. Upon any forfeiture, all right, title, and interest of Grantee with respect to any and all forfeited Shares shall cease and terminate, without any further obligation on the part of the Company.

                (b) ADDITIONAL RESTRICTIONS ON VESTING AND DISPOSITION. Except as expressly permitted by the Plan, during the Restriction Period, Grantee shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any or all Shares that are still subject to any restriction(s) set forth in the Plan and/or this Agreement. Subject to the other terms and conditions of the Plan and this Agreement, the

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        restriction set forth in the preceding sentence of this Section 2(b)
        shall expire and lapse with respect to the Shares as the Shares "vest" in favor of Grantee in accordance with the following vesting schedule:

                1/5 of the original aggregate Shares effective annually on July 31 of each year (if, and only if, Grantee shall be Employed by the Company on a full-time basis as of 5:00 P.M., Dallas, Texas time on such date) for five (5) years beginning on July 31, 2006 and continuing through July 31, 2010.

                (c) CONSEQUENCES OF A CHANGE OF CONTROL. Subject to the Plan, in the event of the liquidation or sale of all or substantially all of the capital stock or assets of the Company (excluding the sale of capital stock of the Company to the public pursuant to a Registration Statement filed pursuant to the Securities Act of 1933, as amended, and/or applicable state securities laws) at any time prior to all Shares having vested pursuant to paragraph (b) of this Section, then, notwithstanding the provisions of paragraph (b) of this Section to the contrary, the restrictions and conditions on all outstanding Shares shall immediately lapse and all of the Shares not previously vested shall vest immediately prior to the effective time of such event in favor of Grantee if (and only if) Grantee is Employed by the Company on a full-time basis on the effective date of such event.

        3. CAPITAL ADJUSTMENT. Subject to the Plan, the Shares shall be subject to such adjustment as is appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, reclassification, recapitalization, or the like of or by the Company.

        4. LEGENDS. Each certificate representing and evidencing any Share(s) shall contain a legend giving appropriate notice of the restrictions in the Plan and this Agreement, in addition to any other required and/or appropriate legends.

        5. TAXES; 83(B) ELECTION. Subject to the Plan, including, without limitation, Section 10 of the Plan, (i) Grantee shall be responsible and liable for the payment of any and all taxes that become due as a result of this Agreement, the grant or issuance of the Shares, or as a result of the transfer or other disposition of the Shares, (ii) the Company may, at the option and the sole and absolute discretion of the Company, no later than the date as of which the value of any Shares first becomes includable in the gross income of Grantee for federal income tax purposes, either withhold amount(s), as appropriate, in connection with or make arrangements with Grantee regarding the payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to the restricted stock grant hereunder, and (iii) the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee. If Grantee makes any election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares, Grantee shall immediately give notice to the Company of such election. Grantee shall be solely responsible for making any such election and the Company shall not be liable for any such election made or the failure to make such election.

        6. NOTICES. Any communication(s) to be given hereunder by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

 If to Company: Docucorp International, Inc.   If to Grantee: __________________
                5400 LBJ Freeway                              __________________
                Suite 300                                     __________________
                Dallas, Texas 75240                           __________________


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        Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

        7. BINDING EFFECT; GOVERNING LAW; SEVERABILITY; ATTORNEY'S FEES. Neither this Agreement nor any portion hereof may be assigned by Grantee without the prior express written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns. The validity, construction, interpretation, and effect of this Agreement shall be exclusively be governed by and determined in accordance with the laws of the State of Delaware. In the event that any sentence, paragraph, provision, section, or article of this Agreement is declared to be void by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect. If any civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs, and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.

        IN WITNESS WHEREOF, the undersigned parties have executed this Restricted Stock Grant Agreement effective as of the day and year first above written.

        Docucorp International, Inc.              Grantee:


        By:______________________________         ______________________________
        Name:  Michael D. Andereck                Name:
        Title: President



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